Exhibit 99.1

AVANIR PHARMACEUTICALS REPORTS FISCAL 2014 FIRST QUARTER

FINANCIAL AND BUSINESS RESULTS

ALISO VIEJO, Calif., February 5, 2014-Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three months ended December 31, 2013.

Quarterly Financial Highlights

•	Total company net revenues of $26.7 million

•	Gross and net NUEDEXTA® sales increased to $31.3 million and $23.3 million, respectively

•	Cash, cash equivalents, and restricted investments of $46.5 million as of December 31, 2013.

“The accomplishments of the team since the launch of NUEDEXTA three years ago are significant,” said Keith A. Katkin, president and CEO of Avanir. “I am delighted with the continued quarterly double-digit growth in NUEDEXTA revenue and the help NUEDEXTA has provided to thousands of patients with PBA. Additionally early indicators are that our co-promote partnership is bearing fruit. With the recent NDA filing of AVP-825, our investigational drug-device product for the acute treatment of migraine we are now poised to deliver upon the promise of a potential new treatment for migraine sufferers.”

Fiscal 2014 First Quarter Results

•	Total net revenues for the first quarter fiscal 2014 were $26.7 million, compared with $16.5 million for the comparable quarter in fiscal 2013, representing 62% year-over-year growth. Total net revenues consist of NUEDEXTA revenue, co-promotion revenues and royalty revenue from Abreva®.

•	Total operating expenses were $36.7 million in the first quarter of fiscal 2014, compared with $27.6 million in the comparable period in fiscal 2013.

•	Cash used in operations was $9.8 million in the first quarter of fiscal 2014.

•	Net loss for the fiscal 2014 first quarter was $10.9 million, or $0.07 per share, compared with a net loss of $12.1million, or $0.09 per share, for the same period in fiscal 2013.

Cash, Cash Equivalents & Marketable Securities

As of December 31, 2013 Avanir had cash, cash equivalents and investments in securities totaling $46.5 million, including cash and cash equivalents of $43.9 million.

Quarter and Recent Business Highlights

•	Achieved NUEDEXTA net revenue growth of 15% versus the prior quarter.

•	Launched the co-promote of Merck’s type 2 diabetes therapies JANUVIA® (sitagliptin) and the sitagliptin family of products in the long-term care institutional setting in the United States.

•	Submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for approval of AVP-825, the company’s innovative Breath Powered™ investigational drug-device combination product for the acute treatment of migraine.

•	Enrolled the first patient in a proof of concept, Phase II clinical trial investigating the use of AVP-923 for the treatment of levodopa induced dyskinesia (LID) in patients with Parkinson’s disease (PD).

•	Announced plans to initiate a treatment resistant major depressive disorder clinical program for AVP-786.

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2014 first quarter financial results today, February 5, 2014, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1 (866) 318-8611 for domestic callers or +1 (617) 399-5130 for international callers, and entering passcode 19078797. Those interested in listening to the conference call live via the internet may do so by visiting http://ir.avanir.com.

About AVP-825

AVP-825 is an investigational drug-device combination product consisting of low-dose sumatriptan powder delivered intranasally utilizing a novel breath-powered delivery technology. If approved, AVP-825 would be the first and only fast-acting, dry-powder intranasal form of sumatriptan for the treatment of migraine.

About AVP-786

AVP-786 is a novel investigational drug product consisting of a combination of deuterium modified dextromethorphan and ultra-low dose quinidine, used as a metabolic inhibitor. Incorporation of deuterium into specific positions of the dextromethorphan molecule strengthens the chemical bonds and reduces susceptibility to enzyme cleavage and first pass metabolism, but without altering its pharmacology. AVP-786 is an investigational drug not approved by the FDA.

About AVP-923

AVP-923 is a combination of two well-characterized compounds, the active CNS ingredient dextromethorphan hydrobromide (an uncompetitive NMDA receptor antagonist and sigma-1 receptor agonist) plus low-dose quinidine sulfate (a CYP2D6 enzyme inhibitor), which serves to increase the bioavailability of dextromethorphan. Several dose strengths of AVP-923 are being studied in multiple ongoing clinical trials including agitation in Alzheimer’s disease, and levodopa-induced dyskinesia in Parkinson’s disease. AVP-923 at the 20/10 mg dose strength is approved by the FDA for the treatment of pseudobulbar affect (PBA) and marketed under the trade name NUEDEXTA (see description below). AVP-923 is an investigational drug not approved by the FDA for any uses other than PBA.

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA and certain other medicines can interact, causing serious side effects. If you take certain drugs or have certain heart problems, NUEDEXTA may not be right for you.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness.

These are not all the risks from use of NUEDEXTA. Please refer to full Prescribing Information at www.NUEDEXTA.com.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

Avanir® and NUEDEXTA® are registered trademarks owned by Avanir Pharmaceuticals, Inc. All other trademarks are the property of their respective owners.

©2014 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining additional indications, obtaining and maintaining regulatory approvals domestically and internationally, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2013	September 30, 2013
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$43,897,733	$55,259,073
Restricted cash and cash equivalents	1,316,896	965,986
Trade receivables, net	4,199,014	12,525,992
Inventories, net	605,833	710,179
Prepaid expenses and other current assets	6,088,662	2,382,410

Total current assets	56,108,138	71,843,640
Restricted long-term investments	1,303,938	1,303,938
Property and equipment, net	2,568,341	1,592,791
Non-current inventories, net	773,130	784,186
Other assets	517,069	554,452

TOTAL ASSETS	$61,270,616	$76,079,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$20,608,748	$25,560,756
Current portion of note payble	10,870,170	7,942,945
Current portion of deferred royalty revenues	640,465	1,288,514

Total current liabilities	32,119,383	34,792,215
Accrued expenses and other liabilities, net of current portion	1,611,046	1,393,075
Note Payable	18,596,831	21,422,163

Total liabilities	52,327,260	57,607,453

Total stockholders’ equity	8,943,356	18,471,554

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,270,616	$76,079,007

AVANIR PHARMACEUTICALS, INC.

CONDENSED STATEMENT OF OPERATIONS

	Three Months Ended December 31,
	2013	2012
REVENUES
Net product sales	$23,299,027	$14,879,262
Revenues from royalties	2,089,314	1,626,010
Revenues from copromote activities	1,358,078	—
Revenue from research grant services	—	15,000

Total revenues	26,746,419	16,520,272

OPERATING EXPENSES
Cost of product sales	1,292,411	838,129
Cost of research grant services	—	9,398
Research and development	9,525,320	6,648,091
Selling and marketing	17,475,404	13,522,419
General and administrative	8,449,890	6,538,403

Total operating expenses	36,743,025	27,556,440

Loss from operations	(9,996,606)	(11,036,168)

OTHER INCOME (EXPENSE)
Interest income	4,552	19,331
Interest expense	(954,895)	(1,059,245)
Other, net	412	—

Loss before provision for income taxes	(10,946,537)	(12,076,082)
Provision for income taxes

Net loss and comprehensive loss	$(10,946,537)	$(12,076,082)

Basic and diluted net loss per share	$(0.07)	$(0.09)

Basic and diluted weighted average number of common shares outstanding	152,100,388	136,772,557